UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2004

PLURISTEM LIFE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-31392
(Commission File Number)

98-0351734
(IRS Employer Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 011-972-4-850-1080

Item 5. Other Events and Regulation FD Disclosure.

We are pleased to announce that a private placement of securities has closed and we have raised gross proceeds of $1,500,000, which will be used for general corporate purposes.

We accepted subscriptions for common shares and warrants, each common share priced at $0.50 per common share. Each warrant is exercisable for one additional common share at a price of $0.75 per share, and may be exercised until January 31, 2007. In addition, we paid a finders' fee of $150,000 and issued 300,000 finders' warrants in connection with this private placement. The finders' warrants are exercisable into one common share at a price of $0.75 per common share until January 31, 2007. The securities have not been registered and are therefore restricted pursuant to Rule 144 under the U.S. Securities and Exchange Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.

/s/ Dr. Irit Arbel
Dr. Irit Arbel, President, CEO and Director

Date: January 21, 2004.